SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Section 240.14a-12

The Dial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

April 23, 2003

To Our Stockholders:

      Our 2003 annual meeting of stockholders will be held at our corporate headquarters, 15501 North Dial Boulevard, Scottsdale, Arizona, on June 5, 2003. The annual meeting will begin promptly at 10:00 a.m. local time.

      Please read these materials so that you will know what we plan to do at the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope, or instruct us by telephone as to how you would like your shares to be voted. This way, your shares will be voted as you direct, even if you cannot attend the meeting. Instructions on how to vote your shares by telephone are on the proxy card enclosed with this proxy statement.

Sincerely,

Herbert M. Baum
Chairman, President and
Chief Executive Officer

      Whether or not you plan to attend the meeting, please provide your proxy by calling the toll-free telephone number or filling in, signing, dating and promptly mailing the accompanying proxy card in the enclosed envelope.

15501 North Dial Boulevard
Scottsdale, Arizona 85260-1619

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 5, 2003

April 23, 2003

      The annual meeting of stockholders of The Dial Corporation will be held at Dial’s corporate headquarters, 15501 North Dial Boulevard, Scottsdale, Arizona on June 5, 2003, at 10:00 a.m. local time, for the following purposes:

1.	To elect three Directors to serve until the annual meeting in 2006; and

2.	To ratify the appointment of Deloitte & Touche LLP as Dial’s independent auditors for the fiscal year ending December 31, 2003.

      The record date for the annual meeting is April 7, 2003. Only stockholders of record as of the close of business on that date can vote at the meeting.

      A copy of Dial’s 2002 Annual Report to Stockholders, which includes audited financial statements, is enclosed.

By Order of the Board of Directors

Christopher J. Littlefield
Senior Vice President,
General Counsel and Secretary

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 5, 2003
ELECTION OF DIRECTORS (Proposal 1 on the Proxy Card)
INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS
CORPORATE GOVERNANCE
COMMITTEES OF THE BOARD OF DIRECTORS
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PENSION PLANS
EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS
EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
STOCK PRICE PERFORMANCE GRAPH
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
REPORT OF THE AUDIT COMMITTEE
RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS DIAL’S INDEPENDENT AUDITORS (Proposal 2 on the Proxy Card)
STOCKHOLDER PROPOSALS AND OTHER INFORMATION
OTHER BUSINESS

PROXY STATEMENT

OF
THE DIAL CORPORATION

15501 North Dial Boulevard

Scottsdale, Arizona 85260-1619

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 5, 2003

       The Board of Directors of The Dial Corporation is soliciting proxies to be used at the 2003 annual meeting. This proxy statement and the enclosed form of proxy will be mailed to stockholders beginning April 23, 2003. In addition to this solicitation by mail, Dial and its proxy solicitation firm, Georgeson Shareholder Communications Inc., may solicit proxies in person or by telephone, fax or other means. Dial has agreed to pay Georgeson a fee of $5,500, plus reasonable expenses, for its services. Dial also will pay all other expenses of solicitation.

Who Can Vote

      Stockholders of record as of the close of business on April 7, 2003, may vote at the meeting. Each stockholder has one vote for each share of common stock. On April 7, 2003, 95,438,434 shares of common stock were outstanding.

How You Can Vote

      Stockholders of record can give a proxy to be voted at the meeting either (1) over the telephone by calling a toll-free number, or (2) by mailing the enclosed proxy card. Stockholders who hold their shares in “street name” must vote their shares in the manner prescribed by their brokers.

      The telephone voting procedure has been set up for your convenience. If you are a stockholder of record and you would like to vote by telephone, please refer to the specific instructions set forth on the enclosed proxy card. If you wish to vote using the enclosed proxy card, return your signed proxy to us before the annual meeting and we will vote your shares as you direct.

      Whether you choose to vote by telephone or by mail, you can specify whether your shares should be voted for all, some or none of the nominees for Director (Proposal 1 on the proxy card) and for or against the ratification of the appointment of Deloitte & Touche LLP as Dial’s independent auditors (Proposal 2 on the proxy card). Proposal 1 for the election of Directors is described in this proxy statement beginning on page 2. Proposal 2 regarding the ratification of appointment of Deloitte & Touche LLP as Dial’s independent auditors is described in this proxy statement beginning on page 22.

      If you are a participant in Dial’s Future Investment Plan or 401(k) Plan for Hourly Employees (Dial’s 401(k) Plans), you may instruct how shares of common stock allocated to your account should be voted. The enclosed proxy card will serve as your voting instruction. If you do not provide voting instructions for shares allocated to your account, those shares will be voted in direct proportion to the voting of shares under the plan for which voting instructions have been received. Unallocated shares under the plan also will be voted in this manner.

      If you do not specify on your proxy card (or when giving your proxy by telephone) how you want to vote your shares, we will vote them “for” the election of all nominees for Director under Proposal 1 and “for” the ratification of the appointment of Deloitte & Touche LLP as Dial’s independent auditors under Proposal 2.

How You Can Revoke Your Proxy

      You can revoke your proxy at any time before it is exercised in any of three ways:

(1)	by submitting written notice of revocation to Dial’s Secretary;

(2)	by submitting another proxy by telephone or mail that is dated later and, if by mail, that is properly signed; or

(3)	by voting in person at the meeting.

Required Votes

      A plurality of the votes cast by stockholders who are either present in person or represented by proxy at the meeting is required to elect the nominees for Director under Proposal 1. Approval of Proposal 2 requires the affirmative vote of a majority of the shares present and entitled to vote on this proposal at the annual meeting. The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker nonvotes”) are not considered “shares present” and will not affect the outcome of the vote on the proposals for which no vote is indicated.

Other Matters to be Acted Upon at the Meeting

      We do not know of any other matters to be presented or acted upon at the annual meeting. If any other matters are properly presented at the meeting, the shares represented by proxies will be voted in accordance with the judgment of the persons voting those shares.

ELECTION OF DIRECTORS

(Proposal 1 on the Proxy Card)

      The Board of Directors consists of three classes of Directors with overlapping three-year terms. One class of Directors is elected each year with terms extending to the third annual meeting after such election. The three Directors whose terms expire at the 2003 annual meeting are Joy A. Amundson, Thomas L. Gossage and Michael T. Riordan. The Board has nominated Ms. Amundson and Messrs. Gossage and Riordan for new three-year terms extending to the annual meeting in 2006 or until their successors are duly elected and qualified.

      If unforeseen circumstances make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares “for” that other person.

      Each of the nominees for Director is now a member of the Board of Directors. The Board of Directors met five times during 2002. All of the Directors attended at least 75% of the total number of Board and Board Committee meetings in 2002. Information regarding each nominee for Director is set forth below. Information regarding Directors whose terms expire in 2004 and 2005 also is set forth in separate sections below.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTORS

Joy A. Amundson
Age:	48
Director Since:	1997
Recent Business Experience:	Ms. Amundson has been a Director of Dial since 1997 and currently serves on the Finance and Governance Committees of the Board of Directors. Ms. Amundson is a principal in Amundson Partners, Inc., a healthcare consulting practice. She was most recently Senior Vice President of Abbott Laboratories, a diversified health care products and services company. Ms. Amundson was also President of Ross Products, a division of Abbott Laboratories. She held a number of management positions after joining Abbott Laboratories in 1982.
Other Directorships:	ILEX, Inc.; Lutheran General Hospital; Oridion Medical, Inc.

Thomas L. Gossage
Age:	68
Director Since:	1996
Recent Business Experience:	Mr. Gossage was a Director of The Dial Corp (the “Predecessor Company”) from 1993 through 1996, and has continued as a Director of Dial since the Spin-off. Mr. Gossage currently serves on the Executive, Audit and Governance Committees of the Board of Directors. Mr. Gossage recently retired as the Interim Chief Executive Officer of Hercules Incorporated (“Hercules”), a worldwide producer of chemicals and related products. Mr. Gossage had originally retired as Chairman from Hercules in January 1997.
Other Directorships:	Fluor Corporation

Michael T. Riordan
Age:	52
Director Since:	1997
Recent Business Experience:	Mr. Riordan has been a Director of Dial since 1997 and currently serves on the Finance, Governance and Management Succession Committees of the Board of Directors. He was most recently Chairman, President and Chief Executive Officer of Paragon Trade Brands, Inc., a leading manufacturer of private label disposable diapers and related products, prior to its acquisition by Tyco Healthcare, Inc. in January 2002. Mr. Riordan also served as President and Chief Operating Officer of Fort James Corporation, a paper products manufacturer, from 1997 to 1998. Prior to the merger of Fort Howard Corporation with James River Corporation, Mr. Riordan served as Chairman of the Board, President and Chief Executive Officer of Fort Howard Corporation.
Other Directorships:	American Medical Security, Inc.; Potlatch Corporation; Wallace Computer Services, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL 2004

Joe T. Ford
Age:	65
Director Since:	1996
Recent Business Experience:	Mr. Ford was a Director of the Predecessor Company from 1991 through 1996, and has continued as a Director of Dial since the Spin-off. Mr. Ford currently serves on the Executive, Executive Compensation and Finance Committees of the Board of Directors. Mr. Ford is Chairman of ALLTEL Corporation (“ALLTEL”), a telecommunications and information services company. Mr. Ford retired as Chief Executive Officer of ALLTEL on July 1, 2002, but retained his position as Chairman. Mr. Ford became Chief Executive Officer of ALLTEL in 1987 and Chairman of the Board in 1991.
Other Directorships:	EnPro Industries, Inc.; Stephens Group, Inc.; Textron, Inc.

Barbara S. Thomas
Age:	53
Director Since:	1997
Recent Business Experience:	Ms. Thomas has been a Director of Dial since 1997 and currently serves on the Executive Compensation and Governance Committees of the Board of Directors. Ms. Thomas was most recently the Interim Chief Executive Officer of Ocean Spray Cranberries, Inc., a cooperative of cranberry and grapefruit growers in the United States and Canada, from November 2002 until March 2003. Ms. Thomas served as President of Warner-Lambert Consumer Healthcare, the over-the-counter pharmaceuticals business of the Warner-Lambert Company, from 1997 until its purchase by Pfizer Inc. in July 2000. Ms. Thomas was with the Pillsbury Company from 1993 to 1997, serving last as President of Pillsbury Canada Ltd. Prior to joining Pillsbury, Ms. Thomas served as Senior Vice President of Marketing for Nabisco Brands, Inc.
Other Directorships:	Rayovac Corporation

Salvador M. Villar
Age:	52
Director Since:	1998
Recent Business Experience:	Mr. Villar has been a Director of Dial since 1998 and is currently serving on the Audit and Executive Compensation Committees of the Board of Directors. Mr. Villar is President and Chief Executive Officer of California Commerce Bank, a unit of Citigroup. Mr. Villar has been with California Commerce Bank since 1981.
Other Directorships:	Banamex USA Bancorp

DIRECTORS CONTINUING IN OFFICE UNTIL 2005

Herbert M. Baum
Age:	66
Director Since:	1997
Recent Business Experience:	Mr. Baum has been Chairman of the Board, President and Chief Executive Officer of Dial since August 2000 and a Director of Dial since 1997. Mr. Baum served as President and Chief Operating Officer of Hasbro, Inc., a manufacturer and marketer of toys, from January 1999 to August 2000. Mr. Baum also served as Chairman and Chief Executive Officer of Quaker State Corporation from 1993 to 1999.
Other Directorships:	Action Performance Companies, Inc.; America West Holdings Corporation; the Cosmetic, Toiletry and Fragrance Association; Grocery Manufacturers of America; Meredith Corporation; PepsiAmericas, Inc. Mr. Baum previously served as a director of Midas, Inc. and Fleming Companies, Inc., but has notified each of them that he will not stand for re-election at their respective annual meetings in May 2003.

Donald E. Guinn
Age:	70
Director Since:	1996
Recent Business Experience:	Mr. Guinn was a Director of the Predecessor Company from 1986 through 1996, and has continued as a Director of Dial since the Spin-off. Mr. Guinn currently serves on the Executive, Audit and Finance Committees of the Board of Directors. Mr. Guinn is Chairman Emeritus of Pacific Telesis Group, a telecommunications holding company (known as “PacTel”), which merged with SBC Communications Inc. in 1997. Mr. Guinn served as Chairman and Chief Executive Officer of PacTel from 1984 through his retirement in 1988.
Other Directorships:	Bank of America Corporation; Pacific Mutual Life Insurance Company; and its affiliate, Pacific LifeCorp.

James E. Oesterreicher
Age:	61
Director Status:	2000
Recent Business Experience:	Mr. Oesterreicher has been a Director of Dial since 2000 and currently serves on the Executive, Audit, Executive Compensation and Management Succession Committees of the Board of Directors. Mr. Oesterreicher retired as Chairman and Chief Executive Officer of J.C. Penney Company, Inc. (“J.C. Penney”), a department store, drugstore, catalog and e-commerce retailer, in September 2000. Mr. Oesterreicher had been with J.C. Penney since 1964 and held a number of other management positions.
Other Directorships:	Brinker International, Inc.; TXU Corp.

CORPORATE GOVERNANCE

      Dial operates its business within a comprehensive plan of corporate governance in order to define responsibilities, set high standards of professional and personal conduct and assure compliance with such responsibilities and standards. Dial regularly monitors developments in the area of corporate governance. In July 2002, Congress passed the Sarbanes-Oxley Act of 2002 which establishes a number of new corporate governance standards and disclosure requirements. In addition, the New York Stock Exchange recently proposed changes to its corporate governance and listing requirements. Many of the requirements of the Sarbanes-Oxley Act and the proposed New York Stock Exchange rules are subject to final Securities and Exchange Commission action and, therefore, have not yet become effective (or, in some cases, their transitional provisions have not yet expired) as of the date of this proxy statement. Nevertheless, the Board of Directors has initiated actions consistent with certain of the proposed rules. In particular, the Board has:

•	adopted Corporate Governance Guidelines;

•	approved revised charters for Dial’s Audit, Executive Compensation and Governance Committees;

•	amended Dial’s Code of Ethics & Business Responsibilities, which applies to all officers, directors and employees, as well as affiliated and subsidiary companies, suppliers, contractors and other business partners;

•	enhanced Dial’s compliance reporting alternatives available to employees, shareholders, customers, consumers, suppliers, contractors and other business partners for anonymous reporting of actual or suspected violations to include both toll-free telephone as well as web-based reporting systems;

•	confirmed that all members of the Audit, Executive Compensation and Governance Committees meet the appropriate tests for independence; and

•	commenced holding formal meetings of Dial’s non-management Directors, separate from management, to be held not less frequently than two times each year.

      You can obtain copies of Dial’s current committee charters, Corporate Governance Guidelines and Code of Ethics & Business Responsibilities in the “Corporate Governance” section of our website (www.dialcorp.com) or by writing to Dial’s Secretary at 15501 North Dial Boulevard, Scottsdale, Arizona 85260-1619.

COMMITTEES OF THE BOARD OF DIRECTORS

      Information concerning the six Committees maintained by the Board of Directors is set forth below. With the exception of the Executive and Management Succession Committees, the Board Committees consist only of Directors who are not employees of Dial and who are “independent” within the meaning of the listing standards of the New York Stock Exchange. Mr. Baum is the only Director who does not qualify as an independent director.

      In 2003, the Board of Directors will hold regular executive sessions of the non-management Directors not less frequently than two times. The Director responsible for leading such sessions and taking minutes rotates among the Chairs of the various Board Committees. Interested parties may communicate with the non-management Directors by sending a letter addressed to “Non-Management Directors,” care of Dial’s Secretary at 15501 North Dial Boulevard, Scottsdale, Arizona 85260-1619.

Executive Committee
Members	Herbert M. Baum (Chairman) Joe T. Ford Thomas L. Gossage Donald E. Guinn James E. Oesterreicher
Number of Meetings in 2002:	1
Functions:	Subject to limitations under Delaware law, exercises all the powers of the Board in the management of Dial’s business and affairs when the Board is not in session.

Audit Committee
Members:	Salvador M. Villar (Chairman) Thomas L. Gossage Donald E. Guinn James E. Oesterreicher
Number of Meetings in 2002:	10
Functions:	Oversees the adequacy of Dial’s internal controls, financial reporting process and integrity of Dial’s financial statements.

Oversees Dial’s compliance with legal and regulatory requirements.

Retains and compensates the independent auditors.

Evaluates the qualifications and performance of both the independent and internal auditors.

Executive Compensation Committee
Members:	Joe T. Ford (Chairman) James E. Oesterreicher Barbara S. Thomas Salvador M. Villar
Number of Meetings in 2002:	5
Functions:	Reviews, for recommendation to the Board, salaries, compensation awards under various compensation plans and changes in major fringe benefit programs.

Approves salaries and compensation of executive officers.

Approves stock-based awards, including awards made under Dial’s 1996 Stock Incentive Plan.

Reviews, for recommendation to the Board, Director compensation programs.

Finance Committee
Members:	Donald E. Guinn (Chairman) Joy A. Amundson Joe T. Ford Michael T. Riordan
Number of Meetings in 2002:	3
Functions:	Reviews Dial’s long-term financial policies and programs to assure they accommodate Dial’s capital needs for operating and growth objectives.

Reviews, as well as recommends and reports to the Board regarding, dividend and capital expenditure policies, spending authorities, capital requirement financing and structure plans, risk management policies, profit planning as a part of strategic planning and retirement and pension fund management programs.

Governance Committee
Members:	Barbara S. Thomas (Chairman) Joy A. Amundson Thomas L. Gossage Michael T. Riordan
Number of Meetings in 2002:	4
Functions:	Establishes the rules and procedures for Board governance.

Reviews, for recommendation to the Board, candidates and nominees for director proposed by management or shareholders.

Reviews, for recommendation to the Board, committee structure and membership.

Stockholder Nominees:	Any stockholder wishing to nominate a candidate for election as a Director should follow the procedures as set forth in Stockholder Proposals and Other Information beginning on page 22.

Management Succession Committee
Members:	Michael T. Riordan (Chairman) Herbert M. Baum James E. Oesterreicher
Number of Meetings in 2002:	0 (formed in October 2002)
Functions:	Assist the Board in its oversight of Dial’s management succession plan.

Approve independent executive search firms, when appropriate, including fees and other retention terms.

Oversee management’s execution of Dial’s formal succession plan for key management positions.

Identify candidates, both internal and external, for the CEO position.

COMPENSATION OF DIRECTORS

Fees

      The following fees were paid to Directors who were not Dial employees during 2002:

Annual retainer	$30,000
Additional annual retainer for Committee chairpersons	$2,500
Fee for each Board meeting	$1,500
Fee for each Committee meeting	$1,000

      The following fees will be paid to Directors who are not Dial employees during 2003:

Annual retainer	$35,000
Additional annual retainer for Audit Committee chairperson	$5,000
Additional annual retainer for other Committee chairpersons	$2,500
Fee for each Board meeting	$1,500
Fee for each Audit Committee meeting	$2,000
Fee for other Committee meetings	$1,000

Deferred Compensation Plan

      Under this plan, nonemployee Directors may defer part or all of their retainer and meeting fees. Amounts deferred are invested in Dial restricted stock units at the fair market value of the common stock on the date the amounts otherwise would have been paid in cash. Amounts deferred are payable to the Director or to the Director’s estate or beneficiary over a period of time elected by the Director or upon termination of service as a Director. In addition, Directors can elect to receive amounts deferred in a lump sum or in Dial common stock upon a change in control of Dial.

Stock Options

      Dial grants each Director, upon his or her first election as a Director, non-qualified stock options to purchase common stock. Each year Dial also grants each Director non-qualified stock options to purchase common stock in connection with the annual meeting of stockholders. After each five years of completed service, Dial grants each Director non-qualified stock options to purchase common stock. The exercise price of all options granted to Directors is the fair market value of the common stock on the grant date. The number of shares subject to each option granted to Directors is equal to the amount of the annual retainer divided by one-fourth of the fair market value of the common stock on the grant date. The number of shares calculated under this formula is rounded to the nearest 100 shares. A Director elected during the course of a year receives the initial grant described above, as well as a pro rata annual grant for the year in which the Director is elected.

      In June 2002, 4,600 non-qualified stock options to purchase common stock were granted to each nonemployee Director at an exercise price of $19.7800. Also in June 2002, 4,600 non-qualified stock options to purchase common stock were granted to Mses. Amundson and Thomas and Mr. Riordan at an exercise price of $19.7800 in recognition of five years of completed service.

      Directors also can elect to receive non-qualified stock options in lieu of retainer and meeting fees. The exercise price of these options is the fair market value of the common stock on the date the retainer and meeting fees otherwise would have been paid in cash. The number of shares subject to these options is equal to the amount of the retainer or meeting fee divided by one-third of the fair market value of the common stock on the date the retainer or meeting fee otherwise would have been paid in cash. Options granted in lieu of retainer and meeting fees are 100% vested on the date of grant. Information regarding non-qualified stock options granted to Directors in lieu of retainer and meeting fees during 2002 is set forth below:

	Non-Qualified
	Stock	Exercise	Expiration
Name	Options(#)	Price ($)	Date

James E. Oesterreicher	300	14.8800	01/24/2012
	200	16.6350	03/05/2012
	300	19.9400	06/05/2012
	200	20.8000	08/21/2012
	200	20.8000	10/10/2012

Insurance

      Dial provides nonemployee Directors with accidental death and dismemberment insurance benefits of $300,000. Dial also provides travel accident insurance benefits of $250,000 when Directors travel on Dial business.

Charitable Award Program

      Messrs. Ford, Gossage and Guinn, who were Directors of Viad Corp at the time of the Spin-off of Dial, continue to participate in Viad’s charitable award program for Directors. Under this program, each of them may contribute to one or more charitable organizations a total of $100,000 per year over a period of 10 years following the Director’s death. The program is funded through the purchase of life insurance, with Dial as beneficiary.

EXECUTIVE COMPENSATION

      The following table sets forth compensation for fiscal years 2000, 2001 and 2002 of the Chief Executive Officer and the four next most highly compensated executive officers at the end of 2002 (the “Named Executive Officers”).

Summary Compensation Table

						Long-Term Compensation
	Annual Compensation
						Restricted	Securities
				Other Annual		Stock	Underlying	All Other
Name and		Salary	Bonus	Compensation		Awards	Options/SARS	Compensation
Principal Position	Year	($)	($)	($)		$(1)	#	($)

Herbert M. Baum	2002	800,000	1,788,000	51,602	(2)	80,335	0	197,489	(3)
Chairman, President and	2001	800,000	1,785,000	73,430		248,465	225,000	562,058
Chief Executive Officer	2000	320,000 (4)	0	20,501		16,143	375,000	67,448
Conrad A. Conrad	2002	381,635	526,656	32,625	(2)	29,248	0	95,534	(5)
Executive Vice President	2001	364,404	494,192	40,136		50,933	140,000	91,473
Chief Financial Officer	2000	119,808	17,971	12,929		0	50,000	22,897
Bernhard J. Welle	2002	366,539	505,823	0		409	0	48,495	(6)
Executive Vice President	2001	343,173	471,211	12,665		928	140,000	38,975
Shared Services	2000	269,173	43,068	0		541,126	84,500	6,439
Mark R. Shook(7)	2002	335,000	455,208	0		543	0	26,486	(8)
Executive Vice President	2001	335,000	300,000	0		1,413	140,000	33,320
International	2000	300,510	48,082	0		15,179	115,000	9,015
Arthur E. Hanke, Jr.	2002	243,270	300,000	22,388	(9)	36	0	30,197	(10)
Senior Vice President	2001	232,577	300,000	0		75	70,000	18,443
Sales	2000	220,000	33,000	0		346	84,500	6,600

(1)	The amounts shown represent the fair market value of discounted Dial restricted stock units (“DRSUs”) as of the date acquired under the Management Deferred Compensation Plan. For the first three years that an employee is eligible to participate in this plan, the DRSUs are acquired at a 20% discount to market. DRSUs representing this discount vest immediately following the last day of the second calendar year after the calendar year in which the salary and bonus amounts were originally deferred. Dividend equivalents equal to the dividends paid on common stock are credited on DRSUs, which amounts are deemed reinvested in additional DRSUs. The total number of discounted DRSUs credited and the value of such DRSUs at December 31, 2002 to the Named Executive Officers was as follows:

Name	DRSUs(#)	Value($)

Herbert M. Baum	19,809	397,770
Conrad A. Conrad	4,907	98,543
Bernhard J. Welle	744	14,945
Mark R. Shook	1,804	36,230
Arthur E. Hanke, Jr.	0	0

In 2000, Mr. Welle was granted 50,000 shares of restricted stock that vest equally over three years. Mr. Welle’s restricted stock vests immediately upon a change in control. The value of these shares at December 31, 2002 was $335,000.

(2)	Reflects income tax gross-ups.

(3)	Includes temporary living expenses of $42,269, a 401(k) Plan (The Dial Corporation Future Investment Plan) match of $2,693, a supplemental 401(k) Plan (The Dial Corporation Future Investment Restoration Plan) match of $100,827, and a profit sharing plan contribution of $51,700.

(4)	Represents compensation for approximately 21 weeks.

(5)	Includes temporary living expenses of $41,712, a 401(k) Plan match of $7,354, a supplemental 401(k) Plan match of $28,978 and a profit sharing plan contribution of $17,490.

(6)	Includes a 401(k) Plan match of $4,230, a supplemental 401(k) Plan match of $27,541 and a profit sharing plan contribution of $16,724.

(7)	Mr. Shook’s employment with Dial ended on January 27, 2003.

(8)	Includes a 401(k) Plan match of $1,030, a supplemental 401(k) Plan match of $12,627 and a profit sharing plan contribution of $12,829.

(9)	Includes $7,388 of income tax gross-ups and $15,000 of a discretionary cash award.

(10)	Includes a 401(k) Plan match of $4,141, a supplemental 401(k) Plan match of $15,112 and a profit sharing plan contribution of $10,944.

OPTION GRANTS IN LAST FISCAL YEAR

      Dial did not grant any stock options or stock appreciation rights to any of the Named Executive Officers during 2002.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information concerning stock options exercised by the Named Executive Officers during 2002 and the value of unexercised options at the end of 2002.

			Number of Securities
			Underlying		Value of Unexercised
			Unexercised Options		In-the-Money Options
	Shares		at FY-End(#)		at FY-End($)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable(1)

Herbert M. Baum	0	0	347,100	275,000	2,716,466	2,092,375
Conrad A. Conrad	50,000	498,610	80,000	60,000	526,286	414,072
Bernhard J. Welle	56,299	585,599	272,034	186,500	1,857,007	799,766
Mark R. Shook	145,830	1,225,636	0	165,000	0	763,846
Arthur E. Hanke, Jr.	0	0	136,706	167,333	892,050	477,708

(1)	Represents the amount by which the closing price of Dial’s common stock exceeded the exercise prices of unexercised options at the end of 2002.

PENSION PLANS

      Effective January 1, 2001, The Dial Corporation Retirement Income Plan was renamed The Dial Corporation Future Security Plan and amended to convert the plan’s final average pay formula to a pay-based credit design. At retirement or termination after five years of service, a participant will receive a benefit equal to the sum of their accrued benefit under the final average pay formula as of December 31, 2000, plus their benefit accrued under a pay-based credit formula for service after December 31, 2000.

      Under the pay-based credit design, the pension benefit earned after December 31, 2000 is expressed as a cash balance account. Each year a participant’s cash balance account is credited with (1) a pay-based credit based on the participant’s age and eligible pay (total of base salary and bonus) for that year based on the following table:

Age on	Pay-based
December 31	Credit

Under 30	3%
30 - 34	4%
35 - 39	5%
40 - 44	6%
45 - 49	8%
50 or more	10%

and, (2) an interest credit based on the participant’s account balance as of the end of the previous year and an interest rate based on the average 30-year U.S. Treasury bond rate in effect during November of the previous calendar year. The minimum interest rate is 5% and the maximum rate is 10%. When a participant retires or terminates after five years of service, the amount credited to the participant’s account may be converted to an annuity.

      Effective February 2002, the U.S. Treasury Department eliminated 30-year Treasury bonds; however, the 30-year Treasury Constant Maturities yield for pension purposes will still exist and can be extrapolated.

      In addition, a participant’s accrued benefit as of December 31, 2000 will increase each year at the same rate the participant’s base salary increases. At retirement, a participant will receive these benefits paid in the form of an annuity, in addition to the pay-based credit formula benefits described above.

      The Internal Revenue Code (the “Code”) and the Employee Retirement Income Security Act (“ERISA”) limits the annual benefits which may be paid from a tax-qualified retirement plan. As permitted by the Code and ERISA, Dial has a Future Security Restoration Plan which authorizes the payment of benefits calculated under provisions of the retirement plan which may be above the limits permitted under the Code and ERISA for those executives entitled to participate in the Future Security Restoration Plan.

      The following table reflects the estimated annual annuity under the final average pay formula and the estimated lump-sum benefit earned under the new pay-based credit formula payable at age 65 for each of the Named Executive Officers.

		Estimated Lump-Sum
	Estimated Annual Annuity	Benefit Earned
	Under Final Average Pay	Under Pay-Based
Name	Formula($)(1)	Credit Formula($)(2)

Herbert M. Baum(3)	6,234	932,444
Conrad A. Conrad	3,306	980,323
Mark R. Shook(4)	113,387	84,135
Bernhard J. Welle	175,375	1,339,217
Arthur E. Hanke, Jr.	79,694	849,037

(1)	Calculated assuming each named executive continues working for Dial until age 65 and base salary increases 4.5% per year beginning January 1, 2003.

(2)	Calculated assuming each named executive continues working for Dial until age 65, the account balance receives future annual interest credits of 6%, pension eligible pay increases 4.5% per year beginning January 1, 2003, and the Future Security Plan continues unchanged until the projection date.

(3)	Calculated assuming named executive continues working for Dial until February 1, 2006.

(4)	Named executive’s employment with Dial ended on January 27, 2003. Vested Annual Annuity and Lump-Sum Benefit calculated as of December 31, 2002.

Other Agreements

      Upon joining Dial as Chairman, President and Chief Executive Officer, Mr. Baum received an annual pension supplement in the form of a $67,000 single life annuity (in monthly installments) commencing upon the later of his termination of employment or his attainment of age 65. This pension supplement is subject to an offset for any pension benefit that he may earn from Dial.

      Upon Mr. Welle’s promotion to Executive Vice President — Shared Services, Mr. Welle also received an annual pension supplement. Upon continued employment with Dial until August 15, 2005, Mr. Welle will receive a $50,000 single life annuity (in monthly installments) commencing on the later of his attainment of age 65 or his termination of employment with Dial. This pension supplement vests immediately upon a change in control, and Mr. Welle will receive a lump sum payment of the present value of this pension supplement upon his termination of employment following a change in control.

EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

CEO Employment Agreement

      Dial’s employment agreement with Mr. Baum provides that he is to serve as Chairman, President and Chief Executive Officer of Dial through February 1, 2006. Under the current employment agreement, Mr. Baum receives an annual base salary of $850,000 and is eligible to receive an annual bonus and stock options. In addition, Mr. Baum is eligible to participate in all employee benefit plans available to Dial’s other senior executives.

      Dial may terminate Mr. Baum’s employment agreement with or without cause. In addition, Mr. Baum may terminate the employment agreement for good reason, which includes a diminution in Mr. Baum’s title, position or responsibilities, assignment of inconsistent duties or responsibilities, a reduction in his base salary or target bonus opportunity, relocation more than 35 miles from Scottsdale, Arizona or material breach by Dial after receipt of notice and opportunity to cure. If Dial terminates the employment agreement without cause or if Mr. Baum terminates the employment agreement for good reason prior to a change in control, Mr. Baum will receive base salary, welfare benefits and perks through the remaining term of the employment agreement or, if longer, one year after termination of employment. If Dial terminates the employment agreement without cause or if Mr. Baum terminates the employment agreement for good reason following a change in control, Mr. Baum will receive a lump sum payout equal to three times the sum of (1) Mr. Baum’s base salary plus (2) the greater of (A) the highest annual bonus in his previous three years with Dial or (B) his current target bonus. Under either a termination by Dial without cause or termination by Mr. Baum for good reason prior to or following a change in control, Mr. Baum will be treated as a retiree for purposes of Dial’s 1996 Stock Incentive Plan, 1996 Annual Incentive Plan, Future Security Restoration Plan and Management Deferred Compensation Plan.

      Mr. Baum’s employment agreement also contains confidentiality and noncompetition provisions.

Change in Control

      Dial has change in control agreements with all of its executive officers and with many of its management employees. Under these agreements, if, within two years after a change in control, their employment terminates involuntarily or they leave for good reason, executive vice presidents and senior vice presidents who report directly to the Chief Executive Officer (1) receive three times the sum of their base salary and their highest bonus in the past three years; (2) continue to receive fringe benefits for three years; and (3) receive credit for three additional years of service under Dial’s retirement plans. Senior vice presidents who do not report directly to the Chief Executive Officer and vice presidents (1) receive two times the sum of their base salary and their highest bonus in the past three years; and (2) continue to receive fringe benefits for two years. The agreements also provide a tax gross-up feature to compensate for any excise taxes imposed on these payments for executive vice presidents, senior vice presidents and vice presidents who report directly to the Chief Executive Officer.

      Dial has established the Benefits Protection Trust for Change in Control Arrangements (sometimes referred to as a “Rabbi Trust”) to provide a degree of security that Dial will honor its obligations under certain of its unfunded compensatory arrangements following a change in control of Dial. The agreements covered by the Rabbi Trust consist of Mr. Baum’s employment agreement, the change in control agreements, Dial’s supplemental retirement plans, Dial’s separation pay plan, Dial’s annual incentive plan and Dial’s sales incentive plan. Dial may fund the Rabbi Trust at any time but must fund the Rabbi Trust upon a potential change in control or a change in control, whichever occurs first. The amount of the funding is between 5% and 60% of the maximum amount that may become payable under the covered agreements, as determined by Dial’s Chief Executive Officer and Chief Financial Officer. Dial must contribute an additional $500,000 to the Rabbi Trust for any litigation expenses that the trustee may incur relating to the covered agreements. The Rabbi Trust is intended to be a grantor trust under Section 671 of the Code, and any assets held in the Rabbi Trust will be subject to the claims of the Dial’s creditors in the event of Dial’s bankruptcy or insolvency.

      Upon a change in control of Dial, all outstanding stock options vest in full and are immediately exercisable. In addition, employees are paid a pro-rata bonus based on actual performance or target performance against company and business unit goals under Dial’s Annual Incentive Plan, whichever is greater at the time a change in control occurs. DRSUs acquired under Dial’s Management Deferred Compensation Plan vest in full and participants may elect to have their deferred compensation paid in full upon a change in control.

EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Objectives

      Dial’s executive compensation program aims to:

•	Support, communicate and drive achievement of business strategies and goals;

•	Attract and retain the highest caliber executive officers;

•	Motivate high performance in an entrepreneurial, incentive-driven culture, free of any sense of entitlement;

•	Closely align the interests of executive officers and employees with stockholders’ interests;

•	Promote and maintain high ethical standards and business practices; and

•	Reward results and the creation of stockholder value.

Factors Considered in Determining Compensation

      The Committee makes executive compensation decisions on the basis of total compensation, rather than on separate freestanding components. The Committee attempts to create an integrated total compensation program structured to balance short- and long-term financial and strategic goals. A significant amount of executive compensation is paid only if performance goals are achieved. Total executive compensation is targeted at the 50th percentile of Dial’s comparator companies, with the opportunity to meet or exceed the 75th percentile based on performance.

      An independent consulting firm assists the Committee in evaluating Dial’s executive compensation program. This consultant compares Dial’s compensation practices to marketplace survey data as well as to a group of comparator companies. This group of comparator companies is similar to Dial with respect to national and international business operations and sales volumes, market capitalization and number of employees. The Committee reviews and approves the companies included in this comparator group. Substantially all of the companies chosen for Dial’s comparator group are included in the peer group index in the Stock Price Performance Graph presented on page 18. However, the Committee believes that Dial’s competitors for executive talent are not limited to these comparator companies.

Base Salaries

      The Committee regularly reviews each executive officer’s base salary. Base salaries generally are targeted at the 50th percentile of Dial’s comparator companies. Base salaries for executive officers are initially determined by evaluating executives’ levels of responsibility, prior experience and breadth of knowledge, as well as internal equity issues and external pay practices. Base salaries offer security to executives and allow Dial to attract executive talent and maintain a stable management team. Base salaries also reward executives for individual performance, which encourages the development of executives.

      Increases to base salaries are driven by individual performance. Individual performance is evaluated based on sustained levels of contribution to Dial. The Committee considers the executive’s efforts in promoting Dial’s objectives; continuing educational and management training; improving product quality; developing relationships with customers, suppliers and employees; demonstrating leadership abilities among co-workers and other goals.

Compensation of the Chief Executive Officer

      As Chairman, President and Chief Executive Officer of Dial, Mr. Baum’s compensation for 2002 was based upon his employment agreement which established the terms and conditions of his employment with Dial, including a minimum base salary, the minimum benefits to which he is entitled under the compensation plans available to Dial’s senior executive officers and payments or benefits he is entitled to upon termination of his employment. In 2002, the Committee considered Mr. Baum’s prior consumer products experience in establishing his base salary at $800,000. The Committee typically reviews the base salary of the Chief Executive Officer annually pursuant to the same policies the Committee uses to evaluate the base salaries of other executive officers. In January 2003, the Committee approved an increase in Mr. Baum’s base salary to $850,000. This was Mr. Baum’s first increase in base salary since joining Dial in August 2000.

      In light of his strong performance in 2002, the Committee awarded Mr. Baum an incentive bonus of $1,788,000. The Committee based its decision on the strong performance of Dial’s business in 2002, as evidenced by an 8% increase in sales and a 27% increase in earnings per share from continuing operations, excluding special charges. As discussed below, this performance resulted in maximum performance with respect to revenue, earnings per share, return on invested capital and cash flow. The Committee also based its decision on the substantial increase in stockholder value during 2002 as evidenced by the 17% increase in Dial’s stock price.

Annual Bonuses

      Dial’s Annual Incentive Plan promotes Dial’s pay-for-performance philosophy by providing for annual cash bonuses based on achievement of specific company and business unit performance goals. Annual bonus objectives communicate specific goals that are of primary importance during the year and motivate executives to achieve these goals.

      Each year, the Committee establishes specific goals relating to each executive’s bonus opportunity. Eligible executives are assigned threshold, target and maximum bonus levels based on a percentage of base salary. Executives earn bonuses if the goals are achieved, although the Committee can adjust awards in certain cases.

      Dial’s Annual Incentive Plan for 2002 focused on important key financial measures and supported Dial’s business unit model. Company performance goals in 2002 were based upon revenue, earnings, return on invested capital and cash flow. Business unit performance goals in 2002 were based upon revenue, operating income, inventory turnover and market share. Incentive awards to business unit participants in 2002 were based 40% on company performance and 60% on business unit performance. Employees not dedicated to a particular business unit were measured solely on total company performance measures.

      2002 performance goals were considered by the Committee to be challenging, but achievable. Dial was above the maximum goal for revenue, earnings, return on invested capital and cash flow performance. Employee incentive awards can be leveraged up to 200% for each measure based on the level of performance achieved. In 2002, participants earned 200% of target for total company performance; the results varied for individual business units based on performance. In addition, employees’ incentive awards could be increased by an additional 15% if Dial’s earnings per share growth for 2002 placed Dial in the top quartile of its comparator group. Dial’s earnings per share growth was at the top of its comparator group and this additional payment was made. The amounts shown in the Summary Compensation Table reflect the bonuses paid to the Named Executive Officers for 2002.

Stock Options

      In keeping with Dial’s commitment to performance-based pay, long-term incentives (consisting primarily of stock options) comprise the largest portion of an executive’s total compensation package. When awarding long-term incentives, the Committee considers the executive’s level of responsibility and prior experience, as well as historical award data, various performance criteria and compensation practices of comparator companies. The Committee attempts to provide executives with competitive long-term incentive award opportunities. In certain instances, these opportunities are above or below market level, based on an executive’s experience and actual performance.

      Stock options under Dial’s 1996 Stock Incentive Plan are granted at the fair market value of the common stock on the date of grant. Accordingly, stock options have value only if the stock price appreciates after the grant date. From the Spin-off until August 1999, stock options vested based on stock price appreciation and time or, in any event, at the end of five years after the date of grant. Beginning March 2000, stock options generally vest in three equal installments on the first, second and third anniversary of the grant date.

      In January 2001, the Committee authorized a front-loaded stock option grant (two times a normal grant) to executive officers and other employees. The Committee believed that such a grant was in Dial’s best interest to retain employees during the period in which the Company’s future was uncertain. The Committee did not make further grants of stock options in 2002 to those who received such front-loaded grants, except in the case of promotion or significant increase in responsibility.

Deferred Compensation

      Dial’s Management Deferred Compensation Plan allows participants to defer a portion of their base salaries and bonuses. Amounts deferred are invested in Dial stock units. For the first three years that an employee is eligible to participate in this plan, the Dial stock units are acquired at a 20% discount to market. Stock units representing the 20% discount vest immediately following the end of the second calendar year after the calendar year in which the salary and bonus amounts were originally deferred. The Committee believes this program facilitates acquisition and retention of Dial stock by employees and provides an opportunity for executives to satisfy Dial’s stock ownership guidelines, thereby further aligning executives’ interests with those of Dial’s stockholders.

Deductibility of Executive Compensation Under Internal Revenue Code Section 162(m)

      Section 162(m) of the Internal Revenue Code provides that executive compensation in excess of $1 million is not deductible for corporate income tax purposes unless it is performance-based and is paid under a plan meeting requirements set forth in Section 162(m). The Committee intends to ensure that Dial’s executive compensation programs continue to satisfy the requirements of Section 162(m). However, the Committee may determine, based on business considerations, that compensation should be paid even if it is not deductible under Section 162(m).

EXECUTIVE COMPENSATION COMMITTEE
Joe T. Ford (Chairman)
James E. Oesterreicher
Barbara S. Thomas
Salvador M. Villar

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      None of the members of the Executive Compensation Committee is presently, nor in the past has ever been an officer or employee of Dial, nor has any member had any relationship requiring disclosure under applicable securities regulations.

STOCK PRICE PERFORMANCE GRAPH

      The following graph compares cumulative total stockholder returns for Dial with the cumulative total return of the S&P Consumer Staples Index and the S&P 500 Stock Index. This graph covers the period of time from January 2, 1998 through December 31, 2002. This graph assumes that $100 was invested in Dial’s common stock on January 2, 1998, and that all dividends were reinvested.

Comparison of Cumulative Total Return to Stockholders

January 2, 1998 to December 31, 2002

							Compound
							Annual
	1/2/1998	12/31/1998	12/31/1999	12/29/2000	12/31/2001	12/31/2002	Return Rate

The Dial Corporation	$100.0	$139.6	$118.8	$54.9	$86.1	$103.2	0.6%
S&P 500 Consumer Staples Index	100.0	115.4	98.0	114.5	107.2	102.6	0.5%
S&P 500 Index	100.0	128.1	155.1	140.9	124.3	96.8	-0.6%

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and executive officers to file reports of holdings and transactions in Dial stock with the Securities and Exchange Commission and the New York Stock Exchange. Based upon Dial’s records and other information, Dial believes that all SEC filing requirements applicable to its Directors and executive officers with respect to 2002 were met, except that Greg A. Tipsord filed an amended Form 5 to include the grant of 985.74 restricted stock units in December 2001, which was inadvertently omitted from the Form 5 for 2001.

COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the number of shares of common stock beneficially owned by Directors, the Named Executive Officers and all Directors and executive officers as a group, as of March 14, 2003.

	Amount and
	Nature of
	Beneficial	Percent
Name	Ownership(1)	of Class

Joy A. Amundson	59,114	*
Herbert M. Baum	524,133	*
Conrad A. Conrad	144,971	*
Joe T. Ford	144,934	*
Thomas L. Gossage	108,518	*
Donald E. Guinn (2)	129,779	*
Arthur E. Hanke, Jr.	215,074	*
James E. Oesterreicher	23,674	*
Michael T. Riordan	56,168	*
Mark R. Shook (2)	125,374	*
Barbara S. Thomas	49,422	*
Salvador Villar	33,750	*
Bernhard J. Welle (2)	450,808	*
All Directors and executive officers as a group	2,631,004	2.4%

*	Less than one percent

(1)	Includes shares subject to options that are presently exercisable or will become exercisable within 60 days and vested DRSUs. The numbers of shares subject to exercisable options and vested DRSUs for each person named above and for all Directors and executive officers as a group are as follows:

	Exercisable	Vested
	Options	DRSUs

Joy A. Amundson	47,600	10,514
Herbert M. Baum	422,100	93,147
Conrad A. Conrad	110,000	20,844
Joe T. Ford	105,021	9,914
Thomas L. Gossage	82,921	23,597
Donald E. Guinn (2)	105,821	7,577
Arthur E. Hanke, Jr.	188,206	1,124
James E. Oesterreicher	17,400	2,774
Michael T. Riordan	50,900	4,268
Mark R. Shook (2)	0	17,095
Barbara S. Thomas	41,200	7,222
Salvador Villar	28,000	3,175
Bernhard J. Welle (2)	346,867	27,906
All Directors and executive officers as a group	2,043,517	243,625

(2)	The following individuals share voting and dispositive powers with respect to the indicated number of shares of Common Stock: Mr. Guinn — 16,381 shares; Mr. Shook — 97,492 shares; Mr. Welle — 42,987 shares. All of the other individuals have sole voting and dispositive powers with respect to their shares.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information as of February 4, 2003, regarding those persons known to Dial to be the beneficial owners of more than 5% of Dial’s outstanding common stock.

	Amount of
	Beneficial	Percent of
Name and Address	Ownership	Class

Ariel Capital Management, Inc.	7,043,492 (1)	7.408%
200 East Randolph Drive, Suite 2900
Chicago, Illinois 60601

(1)	The ownership information set forth herein is based on material contained in a Schedule 13G, dated February 4, 2003, filed with the SEC by Ariel Capital Management, Inc. (“Ariel”). According to the Schedule 13G, Ariel has sole voting and sole dispositive power over 6,425,942 and 7,040,177 shares, respectively.

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the internal control, accounting, auditing and financial reporting practices of Dial. Specific responsibilities of the Committee include:

•	Overseeing the adequacy of Dial’s internal controls, the financial reporting process and the integrity of Dial’s financial statements;

•	Overseeing Dial’s compliance with legal and regulatory requirements;

•	Retaining and compensating the independent auditors; and

•	Evaluating the qualifications and performance of both the independent and internal auditors.

      The Committee regularly meets with management to consider the adequacy of Dial’s internal controls and the integrity of its financial reporting. The Committee discusses these matters with Dial’s independent auditors and with appropriate Dial financial personnel and internal auditors.

      The Committee regularly meets privately with management, the independent auditors and the internal auditors. Each of the independent and internal auditors has unrestricted access to the Committee.

      The Committee retains and, if circumstances warrant, replaces the independent auditors and regularly reviews their performance and independence from management. The Committee also pre-approves all audit and permitted non-audit services and related fees.

      The Board of Directors has determined that none of the Directors serving on the Committee has a relationship to Dial that may interfere with their independence from Dial and its management. As a result, each Director who serves on the Committee is “independent” as required by New York Stock Exchange listing standards.

      The Board of Directors has adopted a written charter setting out the roles and responsibilities the Committee is to perform.

      Management has primary responsibility for Dial’s financial statements and the overall reporting process, including Dial’s system of internal controls.

      The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Dial in conformity with generally accepted accounting principles and discuss with the Committee any issues they believe should be raised.

      Before the Committee appointed Deloitte & Touche LLP as Dial’s independent auditors for 2003, it carefully considered the firm’s qualifications. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, any issues raised by the most recent quality control review of the firm and the firm’s reputation for integrity and competence in the fields of accounting and auditing. The Committee’s review also included matters required to be considered under SEC Rules on Auditor Independence, including the nature and extent of non-audit services to ensure that they will not impair the independence of the accountants. The Committee expressed its satisfaction with Deloitte & Touche LLP in all of these respects. The Committee in their discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of Dial and its stockholders.

      This year, the Committee reviewed Dial’s financial statements and met with both management and Deloitte & Touche LLP to discuss those financial statements. Management has represented to the Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

      Aggregate fees billed to Dial by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were as follows:

	2001	2002

Audit Fees	$592,500	$681,000
Audit-Related Fees(1)	95,000	80,000
Tax Fees(2)	272,000	318,000
All Other Fees(3)	$650,000	$12,000

(1)	Includes fees related to employee benefits plan audits.

(2)	Includes fees for tax compliance and consultation.

(3)	Includes fees for corporate strategy planning (2001) and actuarial consulting (2002).

     The Committee has received from and discussed with Deloitte & Touche LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from Dial. We also discussed with Deloitte & Touche any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

AUDIT COMMITTEE
Salvador M. Villar (Chairman)
Thomas L. Gossage
Donald E. Guinn
James E. Oesterreicher

RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP

AS DIAL’S INDEPENDENT AUDITORS
(Proposal 2 on the Proxy Card)

      The Audit Committee of the Board of Directors has appointed Deloitte & Touche LLP as Dial’s independent auditors for the fiscal year ending December 31, 2003. Deloitte & Touche LLP served as Dial’s independent auditors for the fiscal year ending December 31, 2002. Services provided to Dial by Deloitte & Touche LLP in 2002 are described in the Audit Committee Report beginning on page 20.

      Representatives of Deloitte & Touche LLP will attend the annual meeting, have an opportunity to make a statement and be available to answer questions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS DIAL’S INDEPENDENT AUDITORS.

      In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee.

STOCKHOLDER PROPOSALS AND OTHER INFORMATION

      Stockholders may submit proposals which they intend to present at the annual meeting, and which may be included in the proxy statement and form of proxy. To be considered for inclusion in the proxy statement, proposals must be submitted on a timely basis and comply with the SEC’s rules regarding stockholder proposals. Proposals intended to be presented at the 2004 annual meeting must be received by Dial no later than December 24, 2003. Any proposals or questions concerning proposals should be directed to Dial’s Secretary.

      If a stockholder wants to nominate a candidate for election as a director or propose any other matter for consideration at the annual meeting, other than proposals covered by the above paragraph, the stockholder must notify Dial’s Secretary in writing of the stockholder’s intent to make such nomination or request such other action. This written notice may be sent to Dial’s Secretary at 15501 North Dial Boulevard, Scottsdale, Arizona 85260-1619. The procedures governing stockholder nominations and proposals are set forth in Dial’s Bylaws, a copy of which is available upon request from Dial’s Secretary. The chairman of the annual meeting may refuse to acknowledge the nomination of any person or the request for such other action not made in compliance with the foregoing procedure.

OTHER BUSINESS

      The Board of Directors is not aware of any other matters to be brought before the annual meeting. If any other business properly comes before the meeting, the persons appointed in the enclosed proxy may vote in accordance with their best judgment.

By Order of the Board of Directors

Christopher J. Littlefield
Senior Vice President,
General Counsel and Secretary

The Dial Corporation c/o Shareowner ServicesSM P.O. Box 64945 St. Paul, Minnesota 55164-0945	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Thursday, June 5, 2003.

     The shares of stock you hold in your account will be voted as you specify on the reverse side.

     If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

     By signing the proxy, you revoke all prior proxies and appoint Herbert M. Baum and Christopher J. Littlefield, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

(Continued and to be signed on reverse side.)

COMPANY #

CONTROL #

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK ***EASY ***IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11:00 a.m. (CT) on June 4, 2003.

•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

•	Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to The Dial Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone, please do not mail your Proxy Card

•Please detach here•

     The Board of Directors recommends a vote FOR items 1, 2 and 3.

1. Election of directors:	01 Joy A. Amundson	03 Michael T. Riordan	☐ Vote FOR	☐ Vote WITHHELD
whose terms expire	02 Thomas L. Gossage		all nominees	from all nominees
in 2006.			(except as marked)
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)
2. Ratification of the appointment of Deloitte & Touche LLP as Dial’s independent auditors for the fiscal year ending December 31, 2003.	☐ For	☐Against	☐Abstain
3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as
       your name(s) appears on Proxy. If held in
       joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should
       provide full name of corporation and title
of authorized officer signing the proxy.